SMSC REPORTS FIRST QUARTER FISCAL 2009 RESULTS

Revenues and Earnings Near High-end of Prior Guidance

First Quarter Revenues Climb 13.8% Year-over-Year

Hauppauge, NY – July 1, 2008 – SMSC (Nasdaq: SMSC) today announced first quarter fiscal 2009 sales and revenues of $92.8 million, up 13.8% from $81.5 million in last fiscal year’s first quarter. On a GAAP basis, for the three months ended May 31, 2008, net income was $4.5 million, an increase of 39.9% or $1.3 million from the same period last year, and net income per diluted share was $0.20, up from $0.14 in the same period last year.

SMSC also presents unaudited non-GAAP financial measures and supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. Non-GAAP measures exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R and the amortization of acquired intangible assets. On a non-GAAP basis, for the three months ended May 31, 2008, net income was $9.0 million, a 29.5% or $2.1 million increase from the same period last year, and net income per diluted share was $0.39, up from $0.30 in the same period last year.

First quarter sales and revenues in the Consumer Electronics & Infotainment, Mobile & Desktop PC and Industrial & Other markets were $38.0 million, $34.8 million and $20.0 million respectively.

Steven J. Bilodeau, Chairman and Chief Executive Officer, said, “SMSC’s revenue performance in the first quarter reflected typical seasonality from the fourth to the first quarter, yet still grew by almost 14% from the same period last year. This year-over-year growth was largely driven by a significant increase in high performance analog and automotive infotainment product sales. We continue to be excited about the ramp of new USB PHYs in mobile applications this year, our increasingly broad-based analog product offering in notebook PCs and the longer term significant growth prospects for our automotive business.”

Mr. Bilodeau continued, “Earnings per share reached $0.20 on a GAAP basis and $0.39 on a non-GAAP basis, up 43% and 30% from the year ago period, respectively.”

The sum of cash, short-term and long-term investments decreased in the first quarter of fiscal year 2009 from $186.1 million at fiscal year ended February 29, 2008 to $181.1 million, after repurchasing $10.7 million of SMSC stock during the quarter. SMSC has no bank debt, and book value per share as of May 31, 2008 was $19.37 as compared with $19.14 as of February 29, 2008.

A management teleconference to further discuss first quarter fiscal 2009 results and to provide greater detail regarding our business model and outlook for the second quarter is scheduled for 8:00 AM ET on July 1, 2008. Second quarter fiscal 2009 sales and revenues are expected to be in the range of $97-$99 million. Earnings per diluted share for the second quarter fiscal 2009 is expected to be in the range of $0.45-$0.49 on a non-GAAP basis. This outlook assumes stable foreign exchange rates, interest rates and commodity prices. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably. Slide presentation materials containing additional disclosure regarding results and future earnings expectations and a link to a webcast of the teleconference will be accessible from the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information:
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements. Reconciliations of GAAP to non-GAAP measures for both three month periods discussed herein are provided in schedules accompanying this release.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:
SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, the effects of changing economic conditions domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	May 31,
	2008	2007
Sales and revenues	$92,790	$81,546
Costs and expenses:
Costs of goods sold	44,359	38,851
Research and development	18,335	17,989
Selling, general and administrative	23,599	20,247
Amortization of intangible assets	1,780	1,641

Income from operations	4,717	2,818
Interest income	1,743	1,402
Interest expense	(72)	(85)
Other (expense) income, net	(155)	334

Income before provision for income taxes	6,233	4,469
Provision for income taxes	1,755	1,267

Net income	$4,478	$3,202

Basic net income per share:	$0.20	$0.14

Diluted net income per share:	$0.20	$0.14

Weighted average common shares outstanding:
Basic	22,456	22,790
Diluted	22,887	23,445

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	May 31,	February 29,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$79,630	$61,641
Short-term investments	—	—
Accounts receivable, net	47,018	52,877
Inventories	62,125	58,885
Deferred income taxes	16,589	16,347
Other current assets	10,643	8,566

Total current assets	216,005	198,316

Property, plant and equipment, net	61,512	60,547
Goodwill	107,580	105,463
Intangible assets, net	36,060	36,930
Long-term investments	101,445	124,469
Deferred income taxes	10,416	10,464
Other assets	3,312	3,287

Total assets	$536,330	$539,476

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$29,978	$29,700
Deferred income on shipments to distributors	17,442	20,766
Accrued expenses, income taxes and other liabilities	30,675	29,001

Total current liabilities	78,095	79,467

Deferred income taxes	8,007	7,928
Other liabilities	14,786	15,992

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,625	2,619
Additional paid-in capital	316,185	312,499
Retained earnings	178,529	174,051
Treasury stock, at cost	(83,386)	(72,652)
Accumulated other comprehensive income	21,489	19,572

Total shareholders’ equity	435,442	436,089

Total liabilities and shareholders’ equity	$536,330	$539,476

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended May 31,
	2008	2007
Income from operations – GAAP basis (a)	$4,717	$2,818
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	458	326
Research and development	1,655	1,629
Selling, general and administrative	3,202	2,279

	5,315	4,234
Amortization of intangible assets (c)	1,780	1,641

Income from operations – non-GAAP basis (d)	$11,812	$8,693

Net income – GAAP basis	$4,478	$3,202
Non-GAAP adjustments (as scheduled above)	7,095	5,875
Tax effect of non-GAAP adjustments (e)	(2,554)	(2,115)

Net income – non-GAAP basis	$9,019	$6,962

GAAP Net income per share – diluted	$0.20	$0.14

Non-GAAP Net income per share – diluted (f)	$0.39	$0.30

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 5.1% and 3.5% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $275k and $741k, in the three month periods ended May 31, 2008 and May 31, 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	12.7% and 10.6% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.